Exhibit 4.1

SPECIMEN UNIT CERTIFICATE1

No. U-	UNITS
CUSIP No.:

NRDC ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                               is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of NRDC Acquisition Corp., a Delaware corporation (the “Corporation”), and one (1) warrant (the “Warrant”) of the Corporation. The Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Corporation’s completion of an acquisition of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, and (ii)                             , 2008, and will expire unless exercised before 5:00 p.m., New York City time, on                     , 2011, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until five (5) trading days after the earlier to occur of the termination of the underwriters’ over-allotment option in connection with the Corporation’s initial public offering (the “IPO”) or the exercise in full by the underwriters of that option. In no event will the separate trading of the Common Stock and the Warrants comprising the Units represented by this certificate begin until the Corporation has filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the proceeds of its IPO and the Corporation has issued a press release announcing when such separate trading will begin. The terms of the Warrant are governed by a Warrant Agreement, dated as of                     , 2007, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

1 See Exhibit A to the Co-Investment Agreement for the Specimen Co-Investment Unit Certificate applicable to the co-investment units to be sold by the Company to NRDC Capital Management, LLC pursuant to the terms of the Co-Investment Agreement.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

NRDC ACQUISITION CORP.
CORPORATE
DELAWARE
SEAL
2007

By:
	Chief Executive Officer	President

Countersigned By
Transfer Agent

2

NRDC ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	______ Custodian ______
TEN ENT	-	as tenants by the entireties		(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act _____ (State)

Additional Abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                           HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________ UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

3

DATED:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

 4